UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 18, 2004

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue Boston, Massachusetts 02116
(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 19, 2004, American Tower Corporation (the “Company”) announced the signing of a definitive agreement to sell the Company’s tower construction services unit. ATC Tower Services, Inc., a wholly owned subsidiary of the Company, entered into an asset purchase agreement (the “Purchase Agreement”), dated October 18, 2004, with Andrew Corporation (“Andrew”), pursuant to which the Company will sell its tower construction services unit to Andrew. Under the terms of the Purchase Agreement, the total purchase consideration is expected to be approximately $10 million, consisting of cash and the assumption of certain capital lease obligations. The Company also expects to retain approximately $17 million in net working capital relating to this business upon completion of the sale. As a result of the pending sale, the Company recorded an impairment charge of approximately $3 million during the third quarter of 2004 and will designate its tower construction services unit as a discontinued operation, commencing with the fourth quarter, in accordance with generally accepted accounting principles.

The Company had previously announced that it was exploring strategic alternatives for its tower construction services unit. Tower construction services is currently included in the Company’s network development services segment and, for the six months ended June 30, 2004, had revenues of $39.2 million and segment operating profit of approximately $0.3 million. After the sale, the Company’s network development services segment will continue to provide complementary non-construction services to the rental and management segment including site acquisition, zoning and permitting, and structural analysis.

The sale is expected to close during the fourth quarter of 2004, subject to the satisfaction of customary closing conditions. Other than the anticipated assumption by Andrew of certain office locations and the hiring of employees pursuant to the Purchase Agreement, there are no material relationships between the Company or its affiliates and Andrew.

The press release announcing the signing of the Purchase Agreement is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
99.1	Press release, dated October 19, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date: October 21, 2004	By:	/S/ BRADLEY E. SINGER
Bradley E. Singer
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated October 19, 2004.